Exhibit 99.1

Adaptive Biotechnologies Corporation Reports Third Quarter 2019 Financial Results

SEATTLE, November 12, 2019 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT) today reported financial results for the quarter ended September 30, 2019.

“During the third quarter, we continued to make strong progress across our existing products and our pipeline,” said Chad Robins, chief executive officer and co-founder of Adaptive. “We are encouraged to see increasing demand for clonoSEQ as we continue developing the market and expanding our label. We were also excited to confirm our first clinical signal for immunoSEQ Dx, proving that we can read and translate how the adaptive immune system diagnoses disease.”

Recent Highlights

•	Revenue of $26.1 million for the third quarter of 2019, an increase of 52% over the third quarter of 2018
•	Achieved milestone for immunoSEQ Dx with confirmation of the first clinical signal in acute Lyme disease
•	Entered into a partnership for use of the clonoSEQ Assay as preferred MRD test for drug development across Amgen’s hematology franchise
•	Entered into a partnership with Illumina to enable the development of IVD test kits for our diagnostic products

Third Quarter 2019 Financial Results

Revenue was $26.1 million for the quarter ended September 30, 2019, representing a 52% increase from the third quarter in the prior year. Sequencing revenue was $11.7 million for the quarter, representing a 38% increase from the third quarter in the prior year. Development revenue increased to $14.4 million for the quarter, representing a 65% increase from the third quarter in the prior year.

Operating expenses were $44.1 million for the third quarter of 2019, compared to $26.3 million in the third quarter of the prior year, representing an increase of 68%.

Net loss was $14.0 million for the third quarter of 2019, compared to $8.3 million for the same period in 2018.

Adjusted EBITDA (non-GAAP) was a loss of $12.7 million for the third quarter of 2019, compared to a loss of $5.1 million for the third quarter of the prior year.

Cash, cash equivalents and marketable securities was $708.7 million as of September 30, 2019.

2019 Financial Guidance

Management will provide updates to the 2019 revenue outlook on the conference call scheduled to discuss the third quarter 2019 financial results.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its third quarter 2019 financial results after market close on Tuesday, November 12, 2019 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone (800) 361-2311 for U.S. callers or (409) 937-8761 for international callers (Conference ID: 3698520). The webcast can be accessed at http://investors.adaptivebiotech.com.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit adaptivebiotech.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by  these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss adjusted for interest and other income, net, income tax benefit (expense), depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

• all expenditures or future requirements for capital expenditures or contractual commitments;

• changes in our working capital needs;

• income tax expense (benefit), which may be a necessary element of our costs and ability to operate;

• the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;

• the non-cash component of employee compensation expense; and

• the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Investor Contact

Lynn Lewis or Carrie Mendivil

investors@adaptivebiotech.com

Media Contact

Beth Keshishian

media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)
Revenue
Sequencing revenue	$ 11,683	$ 8,463	$ 29,631	$ 22,524
Development revenue	14,375	8,725	31,231	15,947
Total revenue	26,058	17,188	60,862	38,471
Operating expenses
Cost of revenue	5,601	5,360	16,323	14,393
Research and development	20,506	9,783	49,516	28,090
Sales and marketing	9,099	6,039	25,813	16,415
General and administrative	8,477	4,739	22,143	13,914
Amortization of intangible assets	428	428	1,270	1,271
Total operating expenses	44,111	26,349	115,065	74,083
Loss from operations	(18,053)	(9,161)	(54,203)	(35,612)
Interest and other income, net	4,103	869	6,208	2,436
Net loss	(13,950)	(8,292)	(47,995)	(33,176)
Fair value adjustment to Series E-1 convertible preferred stock options	—	(4)	(964)	(2)
Net loss attributable to common shareholders	$ (13,950)	$ (8,296)	$ (48,959)	$ (33,178)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.11)	$ (0.66)	$ (0.97)	$ (2.67)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	124,285,686	12,620,010	50,552,389	12,430,535

 Adaptive Biotechnologies
Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$ 74,941	$ 55,030
Short-term marketable securities	498,487	109,988
Accounts receivable, net	9,257	4,807
Inventory	8,667	7,838
Prepaid expenses and other current assets	10,004	3,055
Total current assets	601,356	180,718
Long-term assets
Property and equipment, net	46,542	19,125
Long-term marketable securities	135,306	—
Restricted cash	2,138	61
Intangible assets, net	12,356	13,626
Goodwill	118,972	118,972
Other assets	722	186
Total assets	$ 917,392	$ 332,688
Liabilities, convertible preferred stock and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$ 2,421	$ 1,793
Accrued liabilities	3,381	2,562
Accrued compensation and benefits	5,982	4,641
Current portion of deferred rent	324	1,109
Current deferred revenue	61,269	12,695
Total current liabilities	73,377	22,800
Long-term liabilities
Convertible preferred stock warrant liability	—	336
Deferred rent liability, less current portion	6,258	6,102
Financing obligation	23,449	—
Deferred revenue, less current portion	228,339	704
Other long-term liabilities	44	—
Total liabilities	331,467	29,942
Commitments and contingencies
Convertible preferred stock: $0.0001 par value, no and 93,762,517 shares authorized at September 30, 2019 and December 31, 2018, respectively; no and 92,790,094 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively; aggregate liquidation preference of $0 and $572,866 at September 30, 2019 and December 31, 2018, respectively	—	560,858
Shareholders’ equity (deficit)
Preferred stock: $0.0001 par value, 10,000,000 and no shares authorized at September 30, 2019 and December 31, 2018, respectively; no shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock: $0.0001 par value, 340,000,000 and 131,000,000 shares authorized at September 30, 2019 and December 31, 2018, respectively; 124,316,080 and 12,841,536 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	12	1
Additional paid-in capital	930,208	37,902
Accumulated other comprehensive gain (loss)	572	(107)
Accumulated deficit	(344,867)	(295,908)
Total shareholders’ equity (deficit)	585,925	(258,112)
Total liabilities, convertible preferred stock and shareholders’ equity (deficit)	$ 917,392	$ 332,688

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and our net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)
Net loss	$ (13,950)	$ (8,292)	$ (47,995)	$ (33,176)
Interest and other income, net	(4,103)	(869)	(6,208)	(2,436)
Income tax (benefit) expense	—	—	—	—
Depreciation and amortization expense	2,063	1,465	5,716	4,407
Share-based compensation expense	3,335	2,553	9,713	8,103
Adjusted EBITDA	$ (12,655)	$ (5,143)	$ (38,774)	$ (23,102)